Exhibit 99.1

Press Release

Vontier Announces Proposed Private Offering of Senior Unsecured Notes

RALEIGH, N.C. – Mar. 3, 2021 – Vontier Corporation (“Vontier”) (NYSE: VNT), announced today that it intends to offer, subject to market and other conditions, notes (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be Vontier’s senior unsecured obligations and will be guaranteed by certain of its subsidiaries.

Vontier intends to use the net proceeds from the offering of the Notes to repay certain of its existing indebtedness, including the repayment of amounts outstanding under its term loans. It expects to use the remainder of the net proceeds, if any, for working capital and other general corporate purposes, which may include capital expenditures, potential acquisitions, or strategic transactions.

The issuance of the Notes and the guarantees has not been, and will not be, registered under the Securities Act, or under any U.S. state securities laws or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Vontier

Vontier is a global industrial technology company focused on transportation and mobility solutions. The company’s portfolio of trusted brands includes market-leading expertise in mobility technologies, retail and commercial fueling, fleet management, telematics, vehicle diagnostics and repair, and smart cities end-markets. Vontier’s innovative products, services, and software advance efficiency, safety, security, and environmental compliance worldwide.

Guided by the proven Vontier Business System and an unwavering commitment to continuous improvement and customer success, Vontier keeps traffic flowing through more than 90,000 intersections, serves more than 260,000 customer fueling sites, monitors more than 480,000 commercial vehicles, and equips over 600,000 auto technicians worldwide. Vontier’s history of innovation, margin profile, and cash flow characteristics are expected to support continued investment across a spectrum of compelling organic and capital deployment growth opportunities. Vontier is mobilizing the future to create a better world.

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Vontier Announces Proposed Private Offering of Senior Unsecured Notes

Vontier and the Vontier logo are registered trademarks of Vontier Corporation. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

Contact

Lisa Curran

Vice President, Investor Relations

Vontier Corporation

5438 Wade Park Boulevard, Suite 600

Raleigh, NC, 27607

(984) 247-8308

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Forward-Looking Statements

Certain statements in this press release, including, among others, the proposed terms of the Notes and the related guarantees, the size of the Notes offering, and the expected use of the proceeds from the sale of the Notes, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” and similar expressions. All forward-looking statements in this press release are made based on Vontier’s current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are economic conditions and markets (including current financial conditions), exchange rate fluctuations, risks associated with decisions to expend cash reserves for various uses in accordance with Vontier’s capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with Vontier’s leverage and restrictive covenants in Vontier’s debt agreements that may be in place from time to time, and risks involving governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in Vontier’s Annual Report on Form 10-K for the year ended December 31, 2020 and other of Vontier’s filings with the SEC. Vontier assumes no obligation to update such information, except as may be required by law.

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